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                                                                  EXHIBIT (e)(5)

                                    FORM OF
                                   Exhibit A
                              Pacific Select Fund
Series
------
Blue Chip Portfolio
Aggressive Growth Portfolio
Aggressive Equity Portfolio
Emerging Markets Portfolio
Diversified Research Portfolio
Small-Cap Equity Portfolio
International Large-Cap Portfolio
Equity Portfolio
I-Net Tollkeeper Portfolio
Financial Services Portfolio
Health Sciences Portfolio
Technology Portfolio
Telecommunications Portfolio
Multi-Strategy Portfolio
Large-Cap Core Portfolio (formerly the Equity Income Portfolio)
Strategic Value Portfolio
Growth LT Portfolio
Focused 30 Portfolio
Mid-Cap Value Portfolio
International Value Portfolio
Capital Opportunities Portfolio
Mid-Cap Growth Portfolio
Global Growth Portfolio
Equity Index Portfolio
Small-Cap Index Portfolio
REIT Portfolio
Inflation Managed Portfolio
Managed Bond Portfolio
Money Market Portfolio
High Yield Bond Portfolio
Equity Income Portfolio
Research Portfolio
Large-Cap Value Portfolio

Effective _______________, 2002 agreed to and accepted by:

PACIFIC SELECT FUND

By:__________________________________  Attest:______________________________
   Name:  Thomas C. Sutton                    Name:  Audrey L. Milfs
   Title: Chairman of the Board and           Title: Secretary
          Trustee

STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.

By:__________________________________  Attest:______________________________
                                              By:

STATE STREET BANK AND TRUST COMPANY

By: __________________________________  Attest:______________________________
                                               By: